UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 2, 2016

THE HERSHEY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive
Hershey, Pennsylvania	17033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 534-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 2, 2016, The Hershey Company (the “Registrant”) entered into a Pricing Agreement (the “Pricing Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the several underwriters listed in Schedule I to the Pricing Agreement (the “Underwriters”), pursuant to which the Registrant has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Registrant, $500,000,000 aggregate principal amount of 2.300% Notes due August 15, 2026 (the “2026 Notes”) and $300,000,000 aggregate principal amount of 3.375% Notes due August 15, 2046 (together with the 2026 Notes, the “Notes”). The Pricing Agreement incorporates by reference the terms and conditions of the Underwriting Agreement, dated August 2, 2016 (the “Underwriting Agreement”), between the Registrant and, as to the issuance and sale of the Notes, the Underwriters. The Registrant is offering and selling the Notes under the Registrant’s Registration Statement on Form S-3 (File No. 333-205269), which Registration Statement relates to the offer and sale on a delayed basis from time to time of an indeterminate amount of the Registrant’s debt securities. The Registrant intends to use the net proceeds of the offering to repay at maturity its $250 million aggregate principal amount of 5.45% Notes due 2016 and its $250 million aggregate principal amount of 1.50% Notes due 2016, to fund its acquisition of Ripple Brand Collective, LLC and pay related fees and expenses and for general corporate purposes.

The foregoing descriptions of the Pricing Agreement and the Underwriting Agreement are qualified by reference to the respective agreements, copies of which are attached hereto as Exhibit 1.1 and 1.2, respectively, and incorporated by reference herein. Further information concerning the Notes and related matters is set forth in the Registrant’s Prospectus Supplement dated August 2, 2016, which was filed with the Securities and Exchange Commission on August 3, 2016.

In the ordinary course of their respective businesses, the Underwriters and their affiliates may have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Registrant and its affiliates for which they have in the past received, and may in the future receive, customary fees. Affiliates of certain of the Underwriters are lenders under the Registrant’s existing credit agreement.

Item 8.01	Other Events.

On August 2, 2016, the Registrant issued a press release announcing the offering of the Notes in a public offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

On August 2, 2016, the Registrant issued a press release announcing the pricing of the Notes in a public offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Pricing Agreement, dated August 2, 2016, between the Registrant and the Underwriters

1.2	Underwriting Agreement, dated August 2, 2016, between the Registrant and, as to the issuance and sale of the Notes, the Underwriters

99.1	Press Release dated August 2, 2016 announcing a notes offering

99.2	Press Release dated August 2, 2016 announcing the pricing of notes due 2026 and notes due 2046

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2016

THE HERSHEY COMPANY
(Registrant)

By:	/s/ Patricia A. Little
Patricia A. Little
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Pricing Agreement, dated August 2, 2016, between the Registrant and the Underwriters

1.2	Underwriting Agreement, dated August 2, 2016, between the Registrant and, as to the issuance and sale of the Notes, the Underwriters

99.1	Press Release dated August 2, 2016 announcing a notes offering

99.2	Press Release dated August 2, 2016 announcing the pricing of notes due 2026 and notes due 2046

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